Exhibit 99.1

Procera Networks Updates Outlook for Fourth Quarter
Revenue Growth in Quarter

Fremont, CA – January 7, 2015 – Procera Networks, Inc. (NASDAQ: PKT), the global Subscriber Experience company, today announced preliminary revenue, bookings, gross margin rate, and net income results for the fourth quarter ended December 31, 2014.

Revenue for the fourth quarter of 2014 is now expected to be in the range of $23.5 million to $24.5 million. The ratio of bookings to revenue for the fourth quarter was above one.  The company expects the gross margin rate to be approximately 60%, to incur a net operating loss on a GAAP basis and to be profitable on a non-GAAP basis for the fourth quarter of 2014.  For the fiscal year ended December 31, 2014, the company expects revenue to be in the range of $74 million to $75 million and expects to incur a net operating loss on both a GAAP and non-GAAP basis.

“The results of the quarter represent a recovery driven by the strength of our product portfolio and sales pipeline,” said James Brear, President and CEO of Procera Networks.  “We are executing on our sales plan and new product initiatives and believe we are well positioned for 2015 as we continue to work toward the primary goal of driving value for our shareholders.”

The above information is preliminary and subject to Procera Networks’ normal year-end accounting process and audit.  Therefore, actual results may vary materially from these preliminary results.  The date and details for the fourth quarter and fiscal year 2014 earnings announcement and conference call will be announced at a future date.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements about Procera's expectations for the fourth quarter of 2014 revenue, ratio of bookings to revenue, gross margin rate and net income/loss and for full 2014 revenue and net loss, the results for the company’s initiatives, as well as Procera’s general outlook.  Statements in this release that are not historical or current facts are forward-looking statements.  All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause Procera’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.  These risks and uncertainties include, without limitation, risks and uncertainties related to the completion of the company’s normal quarter-end accounting process and review for the fourth quarter of 2014 and audit of the company’s 2014 financial statements by the company's independent registered public accounting firm; the acceptance and adoption of Procera’s products; Procera’s ability to service and upgrade its products; lengthy sales cycles and lab and field trial delays by service providers; its ability to obtain any follow-on orders from major customers; its customers canceling orders or awards; its ability to achieve revenue recognition on awarded business; its dependence on a limited product line and key customers; its dependence on key employees; its ability to compete in our industry with companies that are significantly larger and have greater resources than us; its ability to manage costs effectively; its ability to protect its intellectual property rights in a global market; its ability to manufacture product quickly enough to meet potential demand; and other risks and uncertainties described more fully in Procera’s documents filed with or furnished to the Securities and Exchange Commission.  More information about these and other risks that may impact Procera Networks’ business are described in the "Risk Factors" sections of its Form 10-K filed for the year ended December 31, 2013 and its Form 10-Q filed for the quarter ended September 30, 2014, and other reports filed with the SEC, which are available free of charge on the SEC's website at http://www.sec.gov and on Procera’s website at http://www.proceranetworks.com. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. All forward-looking statements in this press release are based on information available to Procera as of the date hereof, and Procera undertakes no obligation to update, amend or clarify any forward-looking statement for any reason.

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About Procera Networks Inc.
Procera Networks, Inc. (NASDAQ: PKT), the Global Subscriber Experience company, is revolutionizing the way operators and vendors monitor, manage and monetize their network traffic. Elevate your business value and improve customer experience with Procera’s sophisticated intelligence solutions. For more information, visit www.proceranetworks.com or follow Procera on Twitter at @ProceraNetworks.

Investor Relations Contact
Michael Bishop
Blueshirt Group (for Procera Networks)
mike@blueshirtgroup.com
1-415-217-4968

Media Contact
Bob Eastwood
Engage PR (for Procera Networks)
beastwood@engagepr.com
1-510-748-8200 x215